Exhibit 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN REPORTS STRONG FISCAL 2014 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Full-year fiscal 2014 net income from continuing operations was $53.0 million, or $1.80 per diluted share, compared with $32.8 million, or $1.12 per diluted share, in fiscal 2013

•	Adjusted net income from continuing operations for fiscal 2014, excluding certain items, was $69.3 million, or $2.36 per diluted share, a 29% improvement over the prior year

•	Company announces fiscal 2015 adjusted net income guidance of $2.60 to $2.65 per diluted share, a double-digit increase compared with fiscal 2014 results

AKRON, Ohio - October 22, 2014 - A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today earnings for the fiscal fourth quarter and full fiscal year ended August 31, 2014.

Joseph M. Gingo, Chairman, President and Chief Executive Officer, said, “I want to thank our global teams in helping us to achieve a record year in fiscal 2014. Our successful acquisitions and organic growth strategy, combined with our ongoing focus on improving operational performance and efficiency, enabled us to deliver strong double-digit sales and income growth in 2014. While we are very pleased with these results, our focus is on the future. Despite anticipated slow growth globally, I am very confident that our seasoned team, which has weathered many challenging conditions in Europe and other parts of the world in the recent past, will take the proactive steps necessary to drive double-digit adjusted earnings-per-share growth in fiscal 2015. I am also encouraged that our recent acquisitions over the past year in the U.S. are performing well and are helping us offset global economic slowdowns. Through successful execution of our strategy, we are improving our position in target markets, diversifying our product mix and increasing our prospects for sustainable and profitable growth.”

Bernard Rzepka, Chief Operating Officer, stated, “Net sales and operating income increased for the full year in each of our operating regions, as our recent acquisitions and organic growth contributed to our improved results in all three regions. Our team is highly focused and executing on our safety, smart sales, smart savings initiatives and our 2014 results demonstrate what we can achieve. Our acquisition of Compco in September and the recently announced restructuring program in Europe are examples of the proactive actions we are taking to drive profitable growth.”

Fiscal Fourth-Quarter Results
Net sales for the fiscal 2014 fourth quarter were $627.4 million, an increase of 16.8% compared with $537.3 million in the prior-year quarter.

Net sales in the EMEA segment were $388.6 million, an increase of 11.2% or $39.2 million in the fourth quarter compared with the same period last year. Volume increased 7.7% or 22.6 million pounds for the quarter to 314.8 million pounds in the fourth quarter of 2014. During the quarter, the incremental contribution of the two acquisitions in the EMEA segment was $26.6 million and 17.4 million pounds in net sales and volume, respectively. Foreign currency translation favorably impacted the segment’s net sales by $9.6 million. EMEA gross profit was $50.0 million for the quarter, an increase of $4.5 million or 9.9% compared with the same three-month period last year. Foreign currency translation positively impacted EMEA gross profit by $1.2 million.

Net sales for the Americas were $188.3 million, an increase of 21.9% or $33.8 million in the fourth quarter compared with the prior-year period. Volume increased 3.8% or 6.7 million pounds during the quarter. During the quarter, the incremental net sales and volume contribution of the three acquisitions in the Americas segment was $32.9 million and 21.2 million pounds, respectively. Foreign currency translation negatively impacted the segment’s net sales by $2.3 million. Gross profit for the Americas was $28.6 million in the quarter, an increase of $7.4 million or 35.1% compared with the same period last year.

Net sales for APAC were $50.4 million, an increase of 50.8% or $17.0 million in the fourth quarter compared with the prior-year period. Volume increased 52.6% or 13.8 million pounds during the quarter. The contribution of the Perrite acquisition in APAC was $14.9 million and 11.1 million pounds in net sales and volume, respectively. Gross profit for APAC for the quarter increased $0.4 million or 6.5% compared with the prior-year period.

Fiscal 2014 Results
Net sales for the fiscal year ended August 31, 2014, were approximately $2.5 billion, an increase of $313.6 million or 14.7% compared with fiscal 2013. Volume increased 8.7% or 167.4 million pounds during the year. Incremental net sales and volume from the Company’s recent acquisitions contributed $217.0 million and 147.8 million pounds, respectively, in fiscal 2014. Excluding the impact of recent acquisitions, net sales were positively affected by a 3.5% increase in price per pound and a 1% increase in volume. Foreign currency translation favorably impacted net sales by $38.1 million.

The Company’s SG&A expenses, excluding certain items, increased $32.7 million compared with the prior year, to $232.7 million. The increase was primarily attributable to incremental SG&A expense of $12.1 million from recent acquisitions, higher variable incentive compensation expense of $11.5 million attributable to the Company’s fiscal performance and unfavorable foreign currency translation of $3.0 million. SG&A expense, excluding certain items, was 9.5% of net sales for fiscal 2014. Operating income increased $19.2 million for fiscal 2014 compared with the prior year. Total operating income, before certain items, was $99.9 million, an increase of $17.0 million or 20.5% compared with fiscal 2013.

Working Capital/Cash Flow From Operations
Cash provided from operations was $113.1 million in fiscal 2014 compared with $83.7 million in fiscal 2013. Working capital was 57 days at the end of fiscal 2014 compared with 58 days at the end of fiscal 2013.

Capital expenditures for fiscal 2014 were $35.1 million compared with $26.6 million for the prior year, and were primarily related to the regular and ongoing investment in the Company's global manufacturing facilities.

During the fourth quarter and full year ended August 31, 2014, the Company declared and paid cash dividends of $0.20 and $0.80 per common share, respectively. The total amount of these dividends was $5.9 million for the fourth quarter and $23.7 million for the full year.

Business Outlook
Rzepka said, “With 10 acquisitions in the past four years and our numerous value-added organic growth initiatives, we continue to aggressively drive profits. We are actively focusing on pricing, cross-selling, attractive markets and driving profitable new products. Through our acquisition strategy, we will continue to expand our footprint, engage new customers and strengthen our ability to serve local and global customers.  In combination, we believe we can be successful despite weak macroeconomic conditions especially in Europe. As we continue to focus on execution, we expect this progress to continue in fiscal 2015.”

Rzepka continued, “Our goal remains to control what we can control, manage our operational footprint proactively and efficiently, execute on our acquisition strategy, support sales and marketing initiatives, and drive year-over-year growth in adjusted earnings per diluted share.  As a result, we anticipate that our fiscal 2015 adjusted net income will increase to a range of $2.60 to $2.65 per diluted share.”

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2014 fourth-quarter and full-year earnings can be accessed at 10:00 a.m. Eastern Time on Thursday, October 23, 2014, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.

Investor Presentation Materials
Senior executives of the Company may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio.  Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements.  The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others.  The Company employs approximately 3,900 people and has 42 manufacturing facilities globally.  A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2014. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, operating income excluding certain items, net income excluding certain items and net income per diluted share excluding certain items, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;
•the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•competitive factors, including intense price competition;
•fluctuations in the value of currencies in major areas where the Company operates;
•volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•changes in customer demand and requirements;
•effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;
•escalation in the cost of providing employee health care;
•uncertainties regarding the resolution of pending and future litigation and other claims;
•the performance of the global automotive market as well as other markets served;
•further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products; and
•operating problems with our information systems as a result of system security failures such as viruses, computer "hackers” or other causes.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

SHLM_ALL
Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended August 31,		Year ended August 31,
	2014	2013	2014	2013
	Unaudited (In thousands, except per share data)
Net sales	$627,358	$537,288	$2,446,998	$2,133,402
Cost of sales	542,721	465,019	2,116,990	1,852,223
Selling, general and administrative expenses	60,838	47,627	242,486	205,370
Restructuring expense	300	5,087	4,883	10,500
Asset impairment	—	254	104	1,873
Curtailment and settlement (gains) losses	214	—	214	333
Operating income	23,285	19,301	82,321	63,103
Interest expense	2,391	2,098	8,503	7,657
Interest income	(75)	(87)	(286)	(495)
Foreign currency transaction (gains) losses	86	1,747	2,206	2,426
Other (income) expense, net	(167)	156	(434)	(217)
Income from continuing operations before taxes	21,050	15,387	72,332	53,732
Provision (benefit) for U.S. and foreign income taxes	5,886	16,149	18,542	19,733
Income from continuing operations	15,164	(762)	53,790	33,999
Income (loss) from discontinued operations, net of tax	223	(1,571)	3,202	(6,671)
Net income	15,387	(2,333)	56,992	27,328
Noncontrolling interests	(215)	(349)	(799)	(1,229)
Net income attributable to A. Schulman, Inc.	$15,172	$(2,682)	$56,193	$26,099

Weighted-average number of shares outstanding:
Basic	29,088	29,213	29,061	29,260
Diluted	29,517	29,295	29,362	29,337

Basic earnings per share attributable to A. Schulman, Inc.
Income from continuing operations	$0.51	$(0.04)	$1.82	$1.12
Income (loss) from discontinued operations	$0.01	$(0.05)	$0.11	$(0.23)
Net income attributable to A. Schulman, Inc.	$0.52	$(0.09)	$1.93	$0.89

Diluted earnings per share attributable to A. Schulman, Inc.
Income from continuing operations	$0.51	$(0.04)	$1.80	$1.12
Income (loss) from discontinued operations	$0.01	$(0.05)	$0.11	$(0.23)
Net income attributable to A. Schulman, Inc.	$0.52	$(0.09)	$1.91	$0.89

Cash dividends per common share	$0.200	$0.195	$0.800	$0.780

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2014	August 31, 2013
	Unaudited (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$135,493	$134,054
Accounts receivable, net	384,444	310,749
Inventories	292,141	261,658
Prepaid expenses and other current assets	40,473	41,224
Total current assets	852,551	747,685
Property, plant and equipment, at cost:
Land and improvements	28,439	27,954
Buildings and leasehold improvements	160,858	146,647
Machinery and equipment	398,563	356,144
Furniture and fixtures	41,255	39,065
Construction in progress	16,718	7,149
Gross property, plant and equipment	645,833	576,959
Accumulated depreciation	391,912	366,438
Net property, plant and equipment	253,921	210,521
Deferred charges and other noncurrent assets	65,079	48,723
Goodwill	202,299	139,526
Intangible assets, net	138,634	91,887
Total assets	$1,512,484	$1,238,342
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$314,957	$265,477
U.S. and foreign income taxes payable	6,385	6,423
Accrued payroll, taxes and related benefits	54,199	40,759
Other accrued liabilities	46,054	48,689
Short-term debt	31,748	8,373
Total current liabilities	453,343	369,721
Long-term debt	339,546	207,435
Pension plans	129,949	98,599
Deferred income taxes	23,826	20,873
Other long-term liabilities	29,369	26,970
Total liabilities	976,033	723,598
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,185 shares in 2014 and 48,094 shares in 2013	48,185	48,094
Additional paid-in capital	268,545	263,158
Accumulated other comprehensive income (loss)	(16,691)	682
Retained earnings	606,898	574,370
Treasury stock, at cost, 18,973 shares in 2014 and 18,940 shares in 2013	(379,894)	(378,927)
Total A. Schulman, Inc.’s stockholders’ equity	527,043	507,377
Noncontrolling interests	9,408	7,367
Total equity	536,451	514,744
Total liabilities and equity	$1,512,484	$1,238,342

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,
	2014	2013
	Unaudited (In thousands)
Operating from continuing and discontinued operations:
Net income	$56,992	$27,328
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	33,697	29,982
Amortization	14,207	11,469
Deferred tax provision	(3,007)	(1,194)
Pension, postretirement benefits and other compensation	10,802	6,282
Asset impairment	104	5,873
Curtailment and settlement (gains) losses	214	333
Gain on sale of assets from discontinued operations	(3,365)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,875)	1,790
Inventories	7,099	(6,376)
Accounts payable	(3,497)	8,924
Income taxes	(1,372)	(320)
Accrued payroll and other accrued liabilities	5,189	5,415
Other assets and long-term liabilities	1,954	(5,793)
Net cash provided from (used in) operating activities	113,142	83,713
Investing from continuing and discontinued operations:
Expenditures for property, plant and equipment	(35,089)	(26,568)
Proceeds from the sale of assets	6,004	13,886
Business acquisitions, net of cash	(206,625)	(36,805)
Net cash provided from (used in) investing activities	(235,710)	(49,487)
Financing from continuing and discontinued operations:
Cash dividends paid	(23,665)	(22,934)
Increase (decrease) in short-term debt	13,774	3,324
Borrowings on long-term debt	795,745	264,908
Repayments on long-term debt including current portion	(653,894)	(264,613)
Payment of debt issuance costs	(1,782)	—
Noncontrolling interests' contributions (distributions)	600	—
Issuances of stock, common and treasury	487	1,561
Redemptions of common stock	(361)	(396)
Purchases of treasury stock	(1,116)	(8,091)
Net cash provided from (used in) financing activities	129,788	(26,241)
Effect of exchange rate changes on cash	(5,781)	2,038
Net increase (decrease) in cash and cash equivalents	1,439	10,023
Cash and cash equivalents at beginning of year	134,054	124,031
Cash and cash equivalents at end of year	$135,493	$134,054

Cash paid during the year for:
Interest	$7,578	$5,487
Income taxes	$21,720	$15,598

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended August 31, 2014	Cost of Sales	Gross margin	SG&A		Restructuring expense		Asset impairment	Operating income	Operating income per pound	Income tax expense (benefit)	Net income attributable to A. Schulman, Inc.	Diluted EPS
(In thousands, except for %'s, per pound and per share data)
As reported	$542,721	13.5%	$60,838		$300		$—	$23,285	$0.043	$5,886	$15,172	$0.52
Certain items:
Asset write-downs (1)	—		—		—		—	—		—	—	—
Costs related to acquisitions (2)	—		(2,644)		—		—	2,644		9	2,635	0.09
Restructuring and related costs (3)	(285)		(710)		(300)			1,509		46	1,463	0.05
Inventory step-up (4)	(269)		—		—		—	269		(54)	323	0.01
Tax benefits (charges)	—		—		—		—	—		(110)	110	—
Loss (income) from discontinued operations											(222)	(0.01)
Total certain items	(554)	1.0%	(3,354)		(300)		—	4,422	0.009	(109)	4,309	0.14
As Adjusted	$542,167	13.6%	$57,484		$—		$—	$27,707	$0.052	$5,777	$19,481	$0.66

Percentage of Revenue			9.2%					4.4%			3.1%

Three months ended August 31, 2013	Cost of Sales	Gross margin	SG&A		Restructuring expense		Asset impairment	Operating income	Operating income per pound	Income tax expense (benefit)	Net income attributable to A. Schulman, Inc.	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$465,019	13.5%	$47,627		$5,087		$254	$19,301	$0.039	$16,149	$(2,682)	$(0.09)
Certain items:
Asset write-downs (1)	(111)		—		—		(254)	365		—	365	0.01
Costs related to acquisitions (2)	—		(824)		—		—	824		88	736	0.03
Restructuring and related costs (3)	(471)		(1,357)		(5,087)		—	6,915		1,338	5,577	0.19
Inventory step-up (4)	—		—		—		—	—		—	—	—
Tax benefits (charges) (5)	—		—		—		—	—		(10,595)	10,595	0.36
Loss (income) from discontinued operations											1,571	0.05
Total certain items	(582)	0.1%	(2,181)	—	(5,087)	—	(254)	8,104	0.016	(9,169)	18,844	0.64
As Adjusted	$464,437	13.6%	$45,446		$—		$—	$27,405	$0.055	$6,980	$16,162	$0.55

Percentage of Revenue			8.5%					5.1%			3.0%

1 - Asset write-downs primarily relate to asset impairments and accelerated depreciation.
2 - Costs related to acquisitions include third party professional, legal and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, one-time bonuses and post-acquisition severance separate from a formal restructuring plan.

3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment and settlement gains/losses, other employee termination costs and charges related to the reorganization of the legal entity structure.

4 - Inventory step-up costs include the adjustment for fair value of inventory acquired as a result of acquisition purchase accounting.
5 - Tax benefits (charges) include the effect of the adjustments to the Germany and Brazil valuation allowances in fiscal 2013.

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(continued)

Year ended August 31, 2014	Cost of Sales	Gross margin	SG&A		Restructuring expense		Asset impairment	Operating income	Operating income per pound	Income tax expense (benefit)	Net income attributable to A. Schulman, Inc.	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$2,116,990	13.5%	$242,486		$4,883		$104	$82,321	$0.039	$18,542	$56,193	$1.91
Certain items:
Asset write-downs (1)	(107)		—		—		(104)	211		34	177	0.01
Costs related to acquisitions (2)	(34)		(5,987)		—		—	6,021		154	5,875	0.20
Restructuring and related costs (3)	(935)		(3,800)		(4,883)			9,832		963	9,156	0.31
Inventory step-up (4)	(1,468)		—		—		—	1,468		44	1,424	0.05
Tax benefits (charges)	—		—		—		—	—		316	(316)	(0.01)
Loss (income) from discontinued operations											(3,202)	(0.11)
Total certain items	(2,544)	0.1%	(9,787)		(4,883)		(104)	17,532	0.009	1,511	13,114	0.45
As Adjusted	$2,114,446	13.6%	$232,699		$—		$—	$99,853	$0.048	$20,053	$69,307	$2.36

Percentage of Revenue			9.5%					4.1%			2.8%

Year ended August 31, 2013	Cost of Sales	Gross margin	SG&A		Restructuring expense		Asset impairment	Operating income	Operating income per pound	Income tax expense (benefit)	Net income attributable to A. Schulman, Inc.	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$1,852,223	13.2%	$205,370		$10,500		$1,873	$63,103	$0.033	$19,733	$26,099	$0.89
Certain items:
Asset write-downs (1)	(1,058)		—		—		(1,873)	2,931		148	2,783	0.09
Costs related to acquisitions (2)	—		(2,661)		—		—	2,661		126	2,535	0.09
Restructuring and related costs (3)	(527)		(2,660)		(10,500)		—	14,020		2,889	11,131	0.38
Inventory step-up (4)	(138)		—		—		—	138		—	138	—
Tax benefits (charges) (5)	—		—		—		—	—		(4,418)	4,418	0.15
Loss (income) from discontinued operations											6,671	0.23
Total certain items	(1,723)	0.1%	(5,321)	—	(10,500)	—	(1,873)	19,750	0.010	(1,255)	27,676	0.94
As Adjusted	$1,850,500	13.3%	$200,049		$—		$—	$82,853	$0.043	$18,478	$53,775	$1.83

Percentage of Revenue			9.4%					3.9%			2.5%

1 - Asset write-downs primarily relate to asset impairments and accelerated depreciation.
2 - Costs related to acquisitions include third party professional, legal and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, one-time bonuses and post-acquisition severance separate from a formal restructuring plan.

3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment and settlement gains/losses, other employee termination costs and charges related to the reorganization of the legal entity structure.

4 - Inventory step-up costs include the adjustment for fair value of inventory acquired as a result of acquisition purchase accounting.
5 - Tax benefits (charges) include the effect of the adjustments to the Germany and Brazil valuation allowances in fiscal 2013.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Three months ended August 31,
EMEA	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$33,584	$31,212	$2,372	7.6%	10,943	10,933	10	0.1%
Masterbatch solutions	118,153	105,853	12,300	11.6%	92,267	85,097	7,170	8.4%
Engineered plastics	113,322	96,354	16,968	17.6%	71,785	59,960	11,825	19.7%
Specialty powders	43,212	41,353	1,859	4.5%	44,873	43,889	984	2.2%
Distribution services	80,322	74,577	5,745	7.7%	94,940	92,331	2,609	2.8%
Total EMEA	$388,593	$349,349	$39,244	11.2%	314,808	292,210	22,598	7.7%

	Net Sales				Pounds Sold
	Three months ended August 31,
Americas	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$7,860	$4,296	$3,564	83.0%	2,964	1,543	1,421	92.1%
Masterbatch solutions	75,406	70,126	5,280	7.5%	77,021	82,422	(5,401)	(6.6)%
Engineered plastics	52,921	31,372	21,549	68.7%	34,200	18,666	15,534	83.2%
Specialty powders	39,383	36,949	2,434	6.6%	53,623	58,919	(5,296)	(9.0)%
Distribution services	12,768	11,767	1,001	8.5%	13,717	13,304	413	3.1%
Total Americas	$188,338	$154,510	$33,828	21.9%	181,525	174,854	6,671	3.8%

	Net Sales				Pounds Sold
	Three months ended August 31,
APAC	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$1,346	$54	$1,292	N/A	1,048	21	1,027	N/A
Masterbatch solutions	19,991	20,250	(259)	(1.3)%	18,442	18,028	414	2.3%
Engineered plastics	24,906	9,755	15,151	155.3%	16,640	4,848	11,792	243.2%
Specialty powders	3,984	3,361	623	18.5%	3,625	3,312	313	9.5%
Distribution services	200	9	191	N/A	241	6	235	N/A
Total APAC	$50,427	$33,429	$16,998	50.8%	39,996	26,215	13,781	52.6%

	Net Sales				Pounds Sold
	Three months ended August 31,
Consolidated	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$42,790	$35,562	$7,228	20.3%	14,955	12,497	2,458	19.7%
Masterbatch solutions	213,550	196,229	17,321	8.8%	187,730	185,547	2,183	1.2%
Engineered plastics	191,149	137,481	53,668	39.0%	122,625	83,474	39,151	46.9%
Specialty powders	86,579	81,663	4,916	6.0%	102,121	106,120	(3,999)	(3.8)%
Distribution services	93,290	86,353	6,937	8.0%	108,898	105,641	3,257	3.1%
Total Consolidated	$627,358	$537,288	$90,070	16.8%	536,329	493,279	43,050	8.7%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Year ended August 31,
EMEA	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$145,074	$131,762	$13,312	10.1%	48,028	45,524	2,504	5.5%
Masterbatch solutions	455,130	439,678	15,452	3.5%	355,052	347,052	8,000	2.3%
Engineered plastics	474,305	364,131	110,174	30.3%	294,196	225,708	68,488	30.3%
Specialty powders	181,153	158,572	22,581	14.2%	181,533	169,247	12,286	7.3%
Distribution services	322,205	311,739	10,466	3.4%	383,218	380,072	3,146	0.8%
Total EMEA	$1,577,867	$1,405,882	$171,985	12.2%	1,262,027	1,167,603	94,424	8.1%

	Net Sales				Pounds Sold
	Year ended August 31,
Americas	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$25,438	$18,826	$6,612	35.1%	9,590	6,996	2,594	37.1%
Masterbatch solutions	268,996	264,705	4,291	1.6%	290,922	301,729	(10,807)	(3.6)%
Engineered plastics	177,197	135,335	41,862	30.9%	112,396	81,325	31,071	38.2%
Specialty powders	154,262	136,398	17,864	13.1%	204,725	210,598	(5,873)	(2.8)%
Distribution services	47,470	45,560	1,910	4.2%	51,384	53,266	(1,882)	(3.5)%
Total Americas	$673,363	$600,824	$72,539	12.1%	669,017	653,914	15,103	2.3%

	Net Sales				Pounds Sold
	Year ended August 31,
APAC	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$3,495	$302	$3,193	N/A	2,748	102	2,646	N/A
Masterbatch solutions	81,672	77,387	4,285	5.5%	73,568	63,958	9,610	15.0%
Engineered plastics	93,991	35,311	58,680	166.2%	62,021	18,537	43,484	234.6%
Specialty powders	15,095	13,649	1,446	10.6%	13,699	13,365	334	2.5%
Distribution services	1,515	47	1,468	N/A	1,863	32	1,831	N/A
Total APAC	$195,768	$126,696	$69,072	54.5%	153,899	95,994	57,905	60.3%

	Net Sales				Pounds Sold
	Year ended August 31,
Consolidated	2014	2013	$ Change	% Change	2014	2013	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$174,007	$150,890	$23,117	15.3%	60,366	52,622	7,744	14.7%
Masterbatch solutions	805,798	781,770	24,028	3.1%	719,542	712,739	6,803	1.0%
Engineered plastics	745,493	534,777	210,716	39.4%	468,613	325,570	143,043	43.9%
Specialty powders	350,510	308,619	41,891	13.6%	399,957	393,210	6,747	1.7%
Distribution services	371,190	357,346	13,844	3.9%	436,465	433,370	3,095	0.7%
Total Consolidated	$2,446,998	$2,133,402	$313,596	14.7%	2,084,943	1,917,511	167,432	8.7%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(continued)

	Three months ended August 31,		Year ended August 31,
	2014	2013	2014	2013
	Unaudited (In thousands, except for %'s)

Segment gross profit
EMEA	$50,031	$45,525	$206,268	$179,242
Americas	28,595	21,160	99,517	81,315
APAC	6,565	6,166	26,767	22,345
Total segment gross profit	85,191	72,851	332,552	282,902
Inventory step-up	(269)	—	(1,468)	(138)
Accelerated depreciation and restructuring related costs	(285)	(582)	(1,076)	(1,585)
Total gross profit	$84,637	$72,269	$330,008	$281,179

Segment operating income
EMEA	$19,153	$19,432	$80,690	$67,320
Americas	13,917	9,374	38,806	28,351
APAC	2,656	3,877	12,527	12,108
Total segment operating income	35,726	32,683	132,023	107,779
Corporate	(8,021)	(5,278)	(32,170)	(24,926)
Costs related to acquisitions	(2,644)	(824)	(6,021)	(2,661)
Restructuring and related costs	(1,295)	(6,915)	(9,618)	(13,687)
Accelerated depreciation	—	(111)	(107)	(1,058)
Asset impairment	—	(254)	(104)	(1,873)
Curtailment and settlement gains (losses)	(214)	—	(214)	(333)
Inventory step-up	(269)	—	(1,468)	(138)
Operating income	23,283	19,301	82,321	63,103
Interest expense, net	(2,316)	(2,011)	(8,217)	(7,162)
Foreign currency transaction gains (losses)	(86)	(1,747)	(2,206)	(2,426)
Other income (expense), net	167	(156)	434	217
Income from continuing operations before taxes	$21,048	$15,387	$72,332	$53,732

Capacity Utilization
EMEA	75%	75%	82%	77%
Americas	67%	73%	65%	67%
APAC	69%	68%	70%	68%
Worldwide	71%	73%	73%	72%